Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-40374, 333-63600, 333-97013, 333-102124, 333-152377, 333-175690, 333-197758 and 333-221297) and in the Registration Statement on Form S-3 (File Number 333-218621) of Modine Manufacturing Company of our report dated May 24, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 24, 2018